Exhibit 16.1



November 12, 2008



Securities & Exchange Commission
100 F Street,  N.E.
Washington, DC  20549

Re: Digital Fuel, Inc.

Dear Commission:

We have read the statements of Digital Fuel, Inc., included under Item 4.01 of Form 8-K, with respect to this firm's resignation as the registered independent accounting firm of Digital Fuel, Inc. that occurred on November 12, 2008. We agree with the statements made in response to that Item insofar as they relate our firm.

                                     Very Truly Yours,


                                      /s/ Gordon, Hughes & Banks, LLP
                                     ---------------------------------
                                     Gordon, Hughes & Banks, LLP